Exhibit 10.89

                            ASSET PURCHASE AGREEMENT



         THIS AGREEMENT made and entered into this 18th day of October 18, 1996 by and between AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation (hereinafter "ARS") and ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (hereinafter "Entercom").

                              W I T N E S S E T H:

         WHEREAS, pursuant to authorizations duly granted and issued by the Commission ("Commission"), Brown operates radio Station KXOA-FM licensed to Sacramento, California, (the "Station"); and

         WHEREAS, ARS has entered into an asset purchase agreement with Brown (the "Brown Agreement") dated July 24, 1996 under which ARS will acquire from Brown all of the assets relating to the Station and has also entered into a time brokerage agreement with Brown dated July 24, 1996, (the "BrownTBA") under which ARS has purchased substantially all of the time on the Station until the "Brown Agreement" occurs.

         WHEREAS, Entercom and ARS have agreed, subject to prior approval by the Commission and certain other conditions, to transfer and assign the licenses and all other authorizations relating to the Station from ARS to Entercom and for ARS to transfer and Entercom to receive all of the assets, properties, rights and privileges used in connection with the Station as hereinafter set forth; and WHEREAS, Entercom desires to accomplish such transfer as a like kind exchange under 1031 of the Code.

         NOW,  THEREFORE,   In  consideration  of  the  mutual  promises  herein
contained and of the


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representations  and  warranties  hereinafter  set forth and for other  good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

DEFINITIONS As used herein, the following terms shall have the following respective meanings:

         "Adjustment Time" shall mean 12:00:01 a.m. current local time in Sacramento, California on the Closing Date.

         "Agreement" shall mean this Asset Exchange Agreement.

         "Applications" shall have the meaning set forth in Section 7.1 hereof.

         "ARS" shall mean the corporation identified as such in the Preamble to this Agreement.

         "Assets" shall mean the Property and all of the Authorizations and all applications for Authorizations for the Station pending before the Commission.

         "Authorizations"   shall  mean  all  of  the   licenses,   permits  and
authorities granted by the Commission with respect to the operation of the Station.

         "Brown" shall mean The Brown Organization, a California corporation.

         "Closing" shall mean the event of consummation of the transactions contemplated by this Agreement as more fully described in Article VIII of this Agreement.

         "Closing Date" shall mean the date specified for Closing in Section 8.1 hereof.

         "Code" shall mean the Internal Revenue Code of 19~6, as amended.

         "Commission" shall mean the Federal Communications Commission.

         "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls,


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regulated  substances  and  wastes,  radioactive  materials,  and  petroleum  or petroleum by-products, including crude oil or any fraction thereof.

         "Contracts" shall mean all agreements, arrangements, commitments and undertakings, written or oral, express or implied, relating to the Assets or any of them, or to the present or future operation of the Station and to which ARS and/or Brown is a party or by which ARS and/or Brown or its assignee may be or become bound or obligated in any way (including without limitation all agreements for the sale of advertising time on the Station and all trade or barter agreements) except for any Leases.

         "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any governmental agency interpretation, policy or guidance, including without limitation applicable safety/environmental/health laws such as but not limited to the Commission's standards relating to radio frequency ("RF") radiation exposure, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any permit, order, directive, court ruling or order or consent decree applicable to or affecting the Property or any other property (real or personal) used by or relating to the Station promulgated or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment including, but not limited to, any of the following activities, whether on site or off site: (a) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or (b) the


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use, generation,  processing,  sale, recycling,  treatment,  handling,  storage, disposal, transportation, labeling or any other management of any Contaminant.

         "Entercom" shall mean the corporation identified as such in the Preamble to this Agreement and any Qualified Intermediary to which Entercom may assign its rights and obligations hereunder pursuant to Section 10.11 hereof.

         "Final Order" shall mean an action by the Commission upon any application, including without limitation the Applications, for its consent, approval or authorization, which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action, no protest, petition to deny, petition for rehearing or reconsideration, appeal or request for stay is pending, and as to which action the time for filing of any such protest, petition, appeal or request and any period during which the Commission may reconsider or review such action on its own authority has expired.

         "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and all federal implementing regulations relating thereto.

         "Leases" shall mean all agreements, arrangements or commitments and undertakings, written or oral, express or implied, for the use or occupation of any real or personal property required or used in the operation of the Station.

         "Minnesota Assets" shall mean the assets relating to KEGE (AM), Richfield, Minnesota, which Entercom is transferring to Salem Media of Minnesota, Inc. pursuant to that certain asset purchase agreement dated July 30, 1996, (the "Minnesota Agreement").

         "Permitted Encumbrances" shall mean (i) liens for current taxes not yet due and payable, (ii) easements or restrictions of record which do not, either individually or in the aggregate, impede or restrict the present operations of the Station or impair the marketability of any property, and (iii) statutory liens of landlords and carriers, materialmen, mechanics, warehousemen, suppliers, and


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repairmen arising in the ordinary course of business and with respect to amounts not yet delinquent, provided that such statutory liens do not interfere in any material respect with the operation of the Station as currently conducted, and provided that such statutory liens are removed or satisfied on or prior to the Closing.

         "Pittsburgh Assets" shall mean the assets relating to WDSY-FM and WJJJ-FM, Pittsburgh, Pennsylvania, which are being exchanged by Entercom pursuant an asset exchange agreement dated May 31, l9g6 among Entercom, Secret Communications L.P. and Nationwide Communications, Inc., and the assets relating to WDSY(AM), Pittsburgh, Pennsylvania which are being exchanged by Entercom pursuant to an asset purchase agreement dated October 10, 1996 between Entercom and Mortenson Broadcasting Company (collectively the "Pittsburgh Agreements").

         "Property" shall mean all of the tangible and intangible property, whether real or personal or mixed, and all rights and interests which are or were at any time since August 1, 1996 used, necessary, or associated with the Station or the present or future operation of the Station, excluding only cash, cash equivalents, accounts receivable and those assets listed on Schedule "4.1.3" as "Excluded Assets" and including without limitation (i) the assets and property listed in Schedule "4.1.3" hereto as "Included Assets" (which schedule of assets and property has been furnished to Entercom by ARS); (ii) all of ARS and/or Brown's rights, titles, and interests under the Leases listed on Schedule "4.1.6" hereto and the Contracts listed on Schedule "4.1.7" hereto; and (iii) the call letters, copyrights, trademarks and other intellectual property associated with the Station.

         "Qualified Intermediary" shall mean a party described in U.S. Treasury Regulations Section 1.1031 (k)- 1 (g)(4).

 "Station" shall mean the frequency modulation (FM) radio broadcast station licensed by the Commission to Sacramento, California broadcasting on
107.9 MHz with effective radiated power of 50 kw (h & v) at 404 feet HAAT and currently assigned the call letters KXOA-FM.


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         "Time  Brokerage  Agreement"  shall  mean any  agreement  which  may be entered into between Entercom and ARS relating to the Station under which Entercom purchases substantially all of the broadcast time on the Station for the period of time from the commencement of such agreement to the Closing Date.


                                   ARTICLE II

                                SALE AND PURCHASE

2.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing ARS shall transfer, convey, grant, assign and deliver to Entercom free and clear of all liens and encumbrances and Entercom shall buy, accept and receive from ARS, all of the Assets. PURCHASE PRICE. The Purchase Price for the Assets is the sum of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000.00).

2.2 PAYMENT. The Purchase Price to be paid by Entercom shall be payable in cash delivered at the Closing by wire transfer or federal funds or in other immediately available funds to the account of ARS at such financial institution as ARS shall specify in writing.

2.3 ESCROW DEPOSIT. Within three (3) business days of the execution and delivery of this Agreement, ARS, Entercom and Leventhal, Senter & Lerman as Escrow Agent (the "Escrow Agent"), shall enter into an Escrow Agreement in the form of Exhibit "A " hereto (the "Escrow Agreement") pursuant to which Entercom shall deposit the amount of One Million Three Hundred Seventy Five Thousand Dollars ($1,375,000) as a deposit (the "Escrow Deposit") to be held and distributed as provided in the Escrow Agreement. At the Closing the Escrow Deposit shall be applied to the Purchase Price to be paid to ARS and the interest accrued thereon shall be paid to Entercom. In the event this Agreement is terminated solely because of Entercom's material breach of this Agreement and ARS shall not at such time be in material breach of this Agreement, the Escrow Deposit shall be paid to ARS as liquidated damages as provided in


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Section  9.4 and the  interest  accrued on the Escrow  Deposit  shall be paid to
Entercom. In the event this Agreement is terminated under any circumstances other than as described in the preceding sentence, the Escrow Deposit an the interest accrued thereon shall be paid to Entercom.


                                   ARTICLE III

                                   LIABILITIES

3.1 ASSUMPTION OF LIABILITIES. As partial consideration for the Assets, Entercom, from and after the Closing Date, except to the extent previously accomplished under the Time Brokerage Agreement, shall assume and pay, perform and discharge the following obligations and commitments of ARS and no others:

         3.1.1 The liabilities and obligations accruing after the Adjustment Time with respect to the Leases listed on Schedule "4.1.6" hereto that are specifically identified on Schedule "4.1.6" as being assumed by Entercom;

         3.1.2 The liabilities and obligations accruing after the Adjustment Time with respect to those Contracts listed on Schedule "4.1.7" hereto that are specifically identified in such Schedule "4.1.7" as being assumed by Entercom;

         3.1.3 All taxes and assessments that accrue on or with respect to the Assets and the operation of the Station after the Adjustment Time. 3.2 LIABILITIES OF ARS. Except as specifically assumed by Entercom pursuant to
Section 3.1 hereof or pursuant to the terms of the Time Brokerage Agreement, ARS shall pay or discharge any and all taxes, assessments, accounts payable, commitments, agreements, undertakings, claims, debts, demands, obligations and liabilities:

         3.2.1 Incurred or made by ARS; or


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         3.2.2 Caused by,  arising out of or resulting  from any act or omission of ARS, their directors, officers, agents or independent contractors; or

         3.2.3 Relating to ARS or the operation of the Station before the Adjustment Time.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1  ARS hereby represents and warrants to Entercom that:

         4.1.1 CORPORATE STANDING. ARS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California. ARS has full power and authority to engage in the business in which it is presently engaged and to make and perform this Agreement according to its terms. ARS has duly and properly taken all necessary corporate actions and proceedings required to be taken by ARS to authorize ARS to execute, deliver and perform this Agreement and to convey, assign, transfer and deliver to Entercom the Assets hereunder.

         4.1.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and all transactions contemplated hereby by ARS have been duly authorized by ARS's Board of Directors and shareholders and all necessary corporate action on ARS's part has been duly taken.

         4.1.3 QUALIFICATION AS ASSIGNOR. ARS knows of no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify ARS or Brown as an assignor of the Authorizations or would disqualify ARS as an assignee from Brown of the Authorizations.

         4.1.4 ABSENCE OF CONFLICTING ORDERS. ARS, and to ARS's knowledge Brown is not subject to any judgment, award, order, writ, injunction,, arbitration decision or


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decree  which  prohibits or prevents the  performance  of this  Agreement or the consummation of any transaction contemplated under this Agreement, and there is not litigation, administrative action, arbitration, proceeding or investigation pending, or to the knowledge of ARS, threatened, against ARS or Brown or affecting ARS or Brown in any federal, state or local court, or before any administrative agency or arbitrator that would adversely affect ARS's ability to perform its obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

         4.1.5 PROPERTY. The Property to be furnished to Entercom by ARS, listed under the heading "Included Property" on Schedule "4.1.5" hereto, accurately lists and includes all of the material tangible and intangible property whether real, personal or mixed and substantially all of the rights and interests that are now or were at any time since July 1, 1996 used, necessary, connected or associated with or related to the Assets or the present or future operation of the Station except for property replaced in the ordinary course of business with property listed on Schedule "4.1.5" and except those assets specifically listed on Schedule "4.1.5" under the heading "Excluded Property."

         4.1.6 LEASES. ARS has delivered to Entercom true and correct copies of all Leases listed on Schedule "4.1.6" hereto. There are no other Leases for any items of real or personal property related to or associated with the Assets or the present or future operation of the Station other than those disclosed on Schedule "4.1.6" hereto.

         4.1.7 CONTRACTS. ARS has delivered to Entercom true and correct copies of all Contracts individually identified on Schedule "4.1.7" hereto. There are no Contracts now in effect, written or oral, express or implied, which in any way affect the Property or Assets or the present or future operation of the Station other than as set forth on Schedule "4.1.7" hereto.


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         4.1.8 APPLICATIONS.  There are no applications  relating to the Station presently pending before the Commission other than those listed on Schedule "4.1.1 1 " attached hereto.

         4.1.9 TITLE TO PROPERTY. Except as disclosed on Schedule "4.1.9" hereto at Closing ARS will have good, marketable and indefeasible ownership, right, title and interest to the Property including the right to transfer same free and clean of any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title applicable to the Property or any of the income or revenue therefrom whatsoever except for the Permitted Encumbrances.

         4.1.10 NO DEFAULTS. ARS and to its best knowledge Brown, has complied with all of the terms of the Contracts listed on Schedule"4.1.7" hereto and the Leases listed on Schedule "4.1.6" hereto and such Contracts and Leases at Closing shall be enforceable by ARS in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors' rights and general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance). ARS is not in default thereunder and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by ARS thereunder. To ARS's knowledge all other parties to the Contracts and Leases have complied with the provisions thereof and are not in default thereunder and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any such other party thereunder.

         4.1.11 AUTHORIZATIONS. All authorizations necessary to the lawful operations of the Station have been granted and issued by the Commission to ARS or Brown and are listed on Schedule "4.1.11" attached hereto and are now in full force and effect. There are no applications of ARS or Brown relating to the Station pending with the Commission except as listed on such


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Schedule  "4.1.1 1". ARS and to its best  knowledge  Brown,  has  performed  and complied with all of the terms and conditions of said authorizations. Except as listed on Schedule "4.1.11" and "4.1.14" no proceedings are pending, or to the knowledge of any officer of ARS are threatened, which may result in the revocation, modification, non-renewal or suspension of any of any of the Authorizations, the denial of any pending applications, the issuance of a cease and desist order, or the imposition of any other administrative or judicial sanction to which the Station or the Assets is or may be subject. All ownership reports, renewal applications, and other material reports and documents required to be filed by ARS and to its best knowledge Brown, with the Commission have been filed, and all such reports, applications and documents are true and correct. The Station are identified by their present call letters and unless
otherwise  validly   authorized  by  the  Commission  are  operated  at  maximum authorized power on their assigned frequency at the power and height authorized by the Commission.

         4.1.12 PERMITS AND LICENSES. In addition to the Authorizations at Closing, ARS shall have obtained and/or holds all other governmental permits and licenses necessary for the lawful operation of the Station. All such governmental permits and licenses are also listed on Schedule "4.1.11" hereto. All terms, restrictions and requirements of such permits and licenses have been complied with and ARS and to its best knowledge Brown, is not in default of any of same.

         4.1.13 COMPLIANCE WITH LAWS. ARS and to its best knowledge Brown, has complied with all orders (to which ARS or Brown respectively, is a party or is subject to), applicable laws, rules, and regulations of all federal, state and local authorities with respect to the Assets and operation of the Station. ARS is not, nor to ARS's knowledge has any third party asserted that it or Brown is in default with respect to or in violation of: (a) any judgment, order, injunction or decree; or (b) rule or regulation of any court, administrative agency or other


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governmental  authority,  in  either  case  in  any  respect  material  to  this transaction. All material reports, returns and other documents filed by ARS and to its best knowledge Brown, with any administrative agency or governmental authority are true, correct and complete in all material respects.

         4.1.14 LITIGATION AND CLAIMS. Except as disclosed in Schedule "4.1.14" hereto, no litigation, proceeding, or controversy is pending, or to the knowledge of ARS is threatened, which might affect any of the Assets, ARS's right or power to transfer the same, the ownership, possession, use or resale of any of the Assets, or the operation of the Station by the Entercom or by any assignee of Entercom. No claim has been made or asserted against ARS or to its best knowledge Brown, material to this transaction; and there is no basis known to ARS for any such litigation, proceeding, controversy or claim.

         4.1.15 LABOR RELATIONS. In all respects material to this transaction, ARS and to its best knowledge Brown, has complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes, and ARS and to its best knowledge Brown, has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any tax or withholding or any penalties or interest for failure to comply with any of the foregoing; and there are no collective bargaining agreements relating to the relationship between any employee of the Station and the Station. ARS has no knowledge of any union organizing activities involving or targeting any employees of the Station.

         4.1.16 EMPLOYMENT CONTRACTS. Except as disclosed on Schedule "4.1.7" there are no written contracts for the employment of any personnel relating to the Station and all


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employees  of the  Station  are  employed  on an "at  will"  basis  which may be terminated without cause at any time and with not more than two weeks' notice.

         4.1.17 INSURANCE. ARS or Brown or both currently maintains and has in the past maintained insurance coverage on the Property and with respect to its employees and operations in amounts and in respect of liabilities and risks prudently insured against by radio broadcasters. Schedule "4.1.17" attached hereto contains a true and complete listing of all such policies and binders of insurance currently held by or on behalf of ARS or Brown respectively, relating to the Property and the Station's employees and operations. Such policies and binders are valid and enforceable by ARS or Brown respectively, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditor's rights and general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance) and are outstanding and duly in force as of the date hereof and provide adequate property insurance for the replacement of the tangible assets of the Station and adequate liability insurance for the protection of the business and operations of the Station.

         4.1.18 EMPLOYEE BENEFIT AND RETIREMENT PLANS. ARS does not now maintain and has never maintained any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Sections 3(2) and 3(1) of ERISA on behalf of the Station's employees except as listed on Schedule "4.1.18" hereto and all retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements (collectively "Fringe Benefit Arrangements") for any employees of the Station whether written or unwritten except as are listed on Schedule "4.1.18" hereto. All "employee pension benefit plans," "employee welfare benefit plans" and Fringe Benefit Arrangements listed on Schedule "4.1.18" hereto comply in all respects with all applicable requirements of law and regulation. ARS/Brown does not maintain an employee pension benefit plan which is subject to Title IV of ERISA and has never sponsored or contributed to any "multi-employer pension plan" (as defined in Section 3(37) of ERISA).

         4.1.19 EMPLOYEES. Schedule "4.1.19" attached hereto contains a listing of the name, address, salary or compensation, accrued and/or earned vacation, sick leave and/or other benefits, job description and original employment date of all current employees of the Station along with, to the best of ARS's knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons for any such change or adjustment for each such current employee. Entercom may, but shall not be obligated (other than through its own actions independent of any provisions of this Agreement) to offer employment to any employee of Station who was employed by ARS or Brown at or before the Closing. With respect to any employees of ARS that Entercom employs at the time of the commencement of the Time Brokerage Agreement or Closing, ARS shall be responsible for and pay to such employees all accrued or earned compensation and benefits of any kind as of the commencement of the Time Brokerage Agreement or the Adjustment Time, including without limitation severance or other termination benefits if any, provided that ARS shall not be responsible for such items to the extent that Entercom agrees to be responsible for such items and receives a credit therefore pursuant to the provisions of Section 8.2 hereof or pursuant to the proration provisions of the Time Brokerage Agreement.

         4.1.20 BULK TRANSFER LAWS. Neither this Agreement, the Closing, nor any other transactions contemplated by this Agreement are subject to any Bulk Transfer Law or similar law in any jurisdiction applicable to the transactions contemplated by this Agreement.

         4.1.21 BROADCASTING CONTRACTS. Except as disclosed on Schedule "4.1.21", all Contracts for the sale of broadcast advertising are terminable without penalty by Station on not more than thirty (30) days prior written notice and all Contracts for the sale of broadcast advertising on a trade or barter basis are subject to preemption in favor of cash advertising and all trade or barter advertising under such Contracts are to be broadcast prior to the time of Closing. Schedule "4.1.21 " also lists the trade and barter contracts for the Station as of the date of this Agreement, showing the current amount of trade and barter advertising obligations of the Station now outstanding all trade and barter receivables owed to the Station. The total amount of all trade and barter advertising obligations of the Station outstanding at Closing will not exceed $20,000 and the total of the value of the advertising obligations of the Station outstanding less the value of the trade and barer receivables owed to the Station as of the Closing Date shall not exceed $10,000.

         4.1.22 PROPERTY PLANT AND EQUIPMENT. All structures, facilities, machinery, equipment, furniture, fixtures, automobiles, trucks, tools and other tangible personal property included within the Property are in good operating condition and reasonable repair and are usable in the ordinary course of the operation of the Station. Such tangible personal property includes all equipment and devices reasonably necessary for proper and safe operation of the Station in accordance with generally accepted engineering and operating practices of a prudent radio broadcast operator.

         4.1.23  ENVIRONMENTAL COMPLIANCE, POLYCHLORINATED
BIPHENYLS ASBESTOS AND OTHER TOXIC OR HAZARDOUS SUBSTANCES.
None of the Property or any real property used by the Station in its operations or for which the owner of the Property could be held responsible under any Environmental Laws contains: (i) any asbestos, polychlorinated biphenyls ("PCBs") or any PCB contaminated oil; (ii) any Contaminants; or (iii) any underground storage tanks. All of the Property and such real property are in full compliance with all applicable Environmental Laws and ARS has no knowledge of any notice, assertion or claim to the contrary.

         4.1.24 FINANCIAL AND OTHER INFORMATION. Schedule "4.1.24" attached hereto contains a list of all of the financial, technical and operating information provided to Entercom by ARS concerning the operation of the Station. All such information and any additional information provided to Entercom by ARS pursuant to this Agreement is true and correct and not misleading, does not fail to state any material information necessary to make the statements made therein not misleading, and the financial statements and material to be provided to Entercom by ARS will fairly present the financial condition of the Station as of the respective dates thereof and the results of operation of the Station for the respective periods then ended; and were prepared in accordance with generally accepted accounting principles consistently applied.

         4.1.25 CLOSING. All of the foregoing representations and warranties of ARS shall be true and accurate as of the Closing Date and said representations and warranties shall be deemed to have been restated in full by ARS as of the Closing Date except to the extent they speak as of a particular time other than the Closing Date. 4.2 Entercom represents and warrants to ARS that:

         4.2.1 CORPORATE STANDING. Entercom is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and at the Closing Date will have the corporate power and authority to conduct its business as proposed to be conducted and upon the acquisition of the Assets will be duly qualified to do business in the State of California.

         4.2.2 AUTHORIZATION OF AGREEMENT: NO BREACH. Entercom has the corporate power and authority to execute, deliver and perform this Agreement and such other agreements as are necessary to consummate the transactions contemplated hereby and this

Agreement constitutes the valid and binding obligation of Entercom subject to the receipt of the consents and approvals required elsewhere herein. Assuming the said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by Entercom with the terms and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Entercom or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which Entercom is subject or any material agreement or contract to which Entercom is a party or to which it is subject, or constitute a material default thereunder.

         4.2.3 QUALIFICATION AS ASSIGNEE. Entercom knows of no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Entercom as an assignee of the Authorizations.

         4.2.4  ABSENCE OF CONFLICTING AGREEMENT AND REQUIRED
CONSENTS. Entercom is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of this Agreement or the consummation of any transaction contemplated under this Agreement, and there is no litigation, administrative action, arbitration, proceeding or investigating pending, or to the knowledge of Entercom, threatened, against Entercom or affecting Entercom in any federal, state or local court, or before any administrative agency or arbitrator that would adversely affect Entercom's ability to perform its obligations under this Agreement or would hinder the consummation of the transactions contemplated hereunder.

         4.2.5 All of the foregoing representations and warranties of Entercom shall be true and accurate as of the Closing date and said representations and warranties shall be deemed to have been restated in full by Entercom as of the Closing Date except to the extent they speak as of a particular time other than the Closing Date.

                                    ARTICLE V

                                   CONDITIONS

5.1 COMMISSION CONSENT AND APPROVAL. Performance of the obligations of the parties under this Agreement and the closing of the transaction provided for herein are and shall be subject to the occurrence and concurrence of the express condition precedent that the Commission has granted its consent and approval in writing to the assignment to Entercom of the Authorizations issued by the Commission for the Station and the waiting period under the HSR Act (as it may be extended) applicable to the transfer of the Assets to Entercom shall have expired. 5.2 ENTERCOM'S CONDITIONS. Performance of the obligations of Entercom under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence of the express conditions precedent, any of which may be waived by Entercom that:

         5.2.1 The Commission's consent and approval required by Section 5.1 hereof and the consent and required approval of any other governmental authority, including that under the HSR Act, has been issued or received without material adverse conditions and the Commission's consent shall have become a Final Order; and

         5.2.2 Between the date of this Agreement and the date of Closing, except for periods not to exceed twenty-four (24) hours in any one continuous period or forty-eight (48) hours in the aggregate, the Station shall have broadcast continuously from its main antenna.

         5.2.3 At or prior to Closing, Entercom shall not have received any information that the Property and/or any real property used by the Station in its operations and for which Entercom could be held responsible under any Environmental Law may contain any asbestos, PCB's, PCB contaminated oil, underground storage tanks, or any Contaminant, or that any of the property or any such real property are not or may not be in full compliance with all Environmental Laws.

         5.2.4 ARS's representations and warranties contained in Section 4.1 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date except to the extent that they speak as of a particular time other then the Closing Date.

         5.2.5 All of the terms, covenants and conditions to be complied with and performed by ARS on or prior to the Closing Date shall have been complied with or performed in all material respects.

         5.2.6 Closing shall have been consummated on or before November 24, 1997 provided that the failure to consummate Closing shall not be due to a default by Entercom in its obligations hereunder.

5.3 ARS'S CONDITIONS. Performance of the obligations of the ARS under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence of the express conditions precedent, each of which may be waived by the ARS that:

         5.3.1 Entercom's  representations  and warranties  contained in Section
4.2 hereof shall be true and correct in all material respects at and as of the Closing Date as if made on and as of such date except to the extent they speak as of a particular time other then the Closing Date and only if the failure of any such representation or warranty to be true and correct at Closing prevents the Entercom from consummating the Closing hereunder.

         5.3.2 All of the terms, covenants and conditions to be complied with and performed by Entercom on or prior to the Closing Date shall have been complied with or performed in all material respects. 5.4 NONOCCURRENCE OF CONDITIONS. This Agreement may be terminated in accordance with Article IX hereof as follows:

         5.4.1  By  either   party  if   consent  to  the   assignment   of  the
Authorizations  issued by the  Commission  for said  Station  is denied by Final
Order;

         5.4.2 By Entercom if Entercom is not then in default hereunder and the conditions set forth in Section 5.2 of this Agreement shall not either have been met or waived by Entercom; and

         5.4.3 By ARS if ARS is not then in default hereunder and the conditions set forth in Section 5.3 of this Agreement shall not either have been met or waived by ARS.


                                   ARTICLE VI

                           OPERATIONS PENDING CLOSING.

6.1 AFFIRMATIVE COVENANTS OF ARS. During the period from the date of this Agreement to the Closing Date, except as permitted under or in accord with the terms of the Time Brokerage Agreement, ARS shall and to the extent practicable under the Brown Agreement, shall cause Brown to:

         6.1.1 Conduct the business and operations of the Station in accordance with sound and prudent operating practices and all requirements of law and regulation and, to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of the Station. In connection therewith ARS shall and shall cause Brown to use its reasonable efforts to preserve the operations, organization and reputation of the Station consistent with past practice, to preserve the good will and business of the Station's advertisers, suppliers and others having business relations with the Station with no less effort than as in the prior conduct of the business of the Station.

         6.1.2 Cooperate with Entercom in connection with Entercom's review, analysis and monitoring of the Assets and the operations of the Station to the end that an efficient transfer of the Assets may be made at Closing and the business of Station may continue on an uninterrupted basis. In addition to providing information required hereunder or reasonably requested by Entercom, ARS agrees to promptly notify Entercom of any unusual problems or developments of which ARS becomes aware with respect to the Assets, or the business of the Station and of any change in any of the information contained in the representation and warranties made in Article 4 including without limitation, immediate notification to Entercom of any information ARS receives concerning offers of employment by third parties to any of the Station's employees and of any litigation, arbitration or administrative proceeding pending, or to the knowledge of ARS, threatened which challenges the transactions contemplated hereby.

         6.1.3 Consult with Entercom regarding any proposed material changes to the operation of the Station to insure the continued operation of the Station as they are now operated and cooperate with Entercom to insure a smooth transfer of ownership and continuity of operations at Closing. The foregoing shall not be construed to require Entercom to consult with ARS or to render any advice to ARS.

         6.1.4 Entercom may obtain a Phase I Environmental Assessment of all of the property and any real property used by the Station in their operations and for which Entercom could be held responsible under any Environmental Laws. In the event such Assessment discloses any potential for conditions contrary to the representations and warranties contained in Section 4.1.23, ARS will take whatever additional measures recommended in such Assessment and will take whatever steps are necessary to insure that such representations and warranties are true and correct as of the date of Closing.

         6.1.5 Cooperate with Entercom in Entercom's efforts to employ at, the earlier of the commencement of the Time Brokerage Agreement or Closing any of the current employees relating to the Station listed on Schedule 4.1.19 that Entercom chooses, including without limitation: (i) allowing Entercom to meet privately with any such current employees of the Station; (ii) not interfering with or attempting to undermine in any way, Entercom's efforts to employ such employees at the earlier of the commencement of the Time Brokerage Agreement or Closing; and (iii) not discussing or offering continued employment with any such employees until Entercom has affirmatively notified ARS that Entercom will not offer employment to that employee at the earlier of the commencement of the Time Brokerage Agreement or Closing.

         6.1.6 ARS shall make capital expenditures reasonably required to maintain and repair the Station equipment and to continue the operations of the Station consistent with past practice. 6.2 NEGATIVE COVENANTS OF ARS. Unless Entercom has given its consent in writing, which consent shall not be unreasonably withheld or delayed, or unless permitted under or in accord with the terms of the Time Brokerage Agreement, ARS shall not and shall not permit Brown to, directly or indirectly, during the period from the date hereof to the Closing Date:

         6.2.1 Cancel, amend, modify adversely, assign, encumber or in any way discharge or terminate the Leases.

         6.2.2 By any act or omission surrender, modify adversely, forfeit or fail to renew on regular terms any Authorizations for the Station or take or omit any action which might result in the Commission instituting any proceedings for the revocation, suspension or modification of any of the Authorizations.

         6.2.3 Except in the usual and ordinary course of business, sell or dispose of any of the Assets; provided that any Assets so disposed of in the ordinary course of business are replaced with Assets of like kind, quality and quantity;

         6.2.4 Suffer or permit the creation of any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on or with respect to any of the Assets other than Permitted Encumbrances.

         6.2.5 Fail to repair, replace or maintain the Station's transmitting equipment, studio and other technical equipment and furniture, fixtures and office equipment in good order and condition reasonable wear and tear excepted and in accordance with the generally accepted standards of maintenance applicable to the broadcasting industry or fail to maintain at levels consistent with past practice its equipment, supplies and other tangible property used or usable in the operation of the Station;

         6.2.6 Enter into any agreement for the sale of broadcast time on the Station which cannot be terminated upon not more than thirty (30) days' written notice.

         6.2.7 Enter into or extend or renew any agreement for the sale of broadcast time on the Station on a trade or barter basis which would cause the total obligation for trade broadcast time or the differential between trade broadcast time due and trade receivables to exceed the limits in Section 4.1.21.

         6.2.8 Increase or decrease the number of full time employees currently employed solely by the Station or increase or decrease the total current weekly employee payroll expense from that existing in the last payroll period in July
1, 1996 for the Station by more than 10% or materially change any sales commission formula.

         6.2.9 Hire any new or replacement management or supervisory employees, or talent for major day parts, including without limitation general manager, sales manager, program director, announcer for any period 6 a.m. to midnight Monday through Friday, business manager, or promotion director.

         6.2.10 Modify the current format and/or the program selection practices of the Station or materially modify the music/program rotation policy of the Station.

         6.2.11 Reduce the amount or modify the type of research and external promotion advertising for the Station from that which has been budgeted by ARS as reflected in the documents listed on Schedule "4. 1.24" hereto.

         6.2.12 Reduce or increase the amount of on-air promotion, contests or the dollar value of prizes on the Station from that which has been budgeted by ARS as reflected in the documents listed on Schedule "4.1.24" hereto.

         6.2.13 Allow or cause to exist any event of default material to this transaction under any agreement to which ARS is a party.

         6.2.14 Fail to take any reasonable actions necessary to maintain the Station continuous broadcast operations from its main antenna.

         6.2.15 Fail to take any reasonable actions necessary to avoid the happening of or to cure the existence of any damage to or impairment of any of the Assets.

         6.2.16 Enter into any new material contracts, other than Contracts for the sale of broadcast time, that will not be fully performed prior to the date of Closing.

         6.2.17 Renew, extend, modify or cancel, or allow or suffer the automatic renewal, extension or cancellation of any of the Contracts or Leases.

         6.2.18 Fail to operate the Station in conformity with all of the applicable requirements of law and regulation.

         6.2.19  Deviate  from  the  Station's  current   broadcast   scheduling
practices of broadcasting not more than 12 commercial announcements nor more than 10 minutes of commercial announcements in any one hour

         6.2.20 Deviate in any material way with respect to the methodology ARS and its predecessors have utilized during the one year period prior to the date of this Agreement for selling commercial air time on the Station and for setting rates with respect to such commercial air time.

6.3 NO CONTROL BY ENTERCOM. Nothing contained in this Agreement shall give to Entercom any right to control the operations of the Station prior to the Closing Date. Any advice, counsel or consent given to ARS by Entercom under this Article VI will not mitigate, detract from or otherwise affect ARS's representations, warranties or obligations under this Agreement and the consequences of ARS/Brown acting on any such advice, counsel or consent will be solely ARS's responsibility. Any advice, counsel or consent given to Entercom by ARS under this Article VI will not mitigate, detract from or otherwise affect Entercom's representations, warranties or obligations under this Agreement.


                                   ARTICLE VII

                             PREPARATION FOR CLOSING

7.1 APPLICATION TO COMMISSION. The parties hereby bind themselves to use all reasonable efforts, and to cooperate with each other, in seeking the consent and approval of the Commission to the assignment of all Authorizations heretofore granted and issued in connection with the Station, as herein provided; diligently and promptly to prepare, sign and file with the Commission within ten
(10) days from the date of this Agreement any and all applications requisite or desirable to procure such consent and approval (the "Applications"); and diligently and promptly to prepare and submit to the Commission all information, data, exhibits, amendments, resolutions, statements and other material necessary or proper in connection with the Applications; and diligently to pursue the grant of a Final Order approving such Applications by the Commission. With respect to the foregoing, ARS hereby agrees, commits and binds itself to prepare and deliver to Entercom on or before five- (S) days from the date of this Agreement ARS's portions of all applications and documents necessary for filing with the Commission to obtain the consent and approval of the Commission as required to permit the consummation of the transactions contemplated by this Agreement.

7.2 NOTIFICATION UNDER HSR ACT. As promptly as practicable and not later than thirty (30) business days after the date of this Agreement, the parties shall take all steps reasonably necessary to file, and shall participate in the filing of, all requisite documents and notifications required to be filed under the HSR Act. All filing fees in connection with such notifications shall be shared equally by the parties. The parties agree to diligently take, and to fully cooperate in the taking of, all necessary and proper steps, and to provide any additional information reasonably requested in order to obtain promptly the expiration of the waiting period under the HSR Act.

7.3 INSPECTION BY ENTERCOM. During the period from the date of this Agreement to the Closing Date and subject to the terms of the Brown Agreement, ARS shall afford engineers, attorneys, accountants and other consultants and/or representatives of Entercom free access during normal business hours to the employees, offices, studios, transmitter site, equipment, records and other documents pertaining to the Station and furnish Entercom with all information concerning said Station as Entercom may reasonably request, including but not limited to applications, responses to the Commission inquiries, and other documents filed by ARS with the Commission. For purposes of the foregoing records shall include, without limitation, any sales, research, consulting and ratings reports relating to the Station.

7.4 CONFIDENTIALITY. Entercom hereby covenants and agrees that in the event the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Entercom will upon request return to ARS within ten (10) days from the date of such request, all copies of all information designated at the time of delivery as confidential by ARS regarding ARS, the Assets, the Station and the business and operation of the Station; and Entercom hereby covenants and agrees to hold all such information (the "Confidential Information") in confidence and not to disclose, or cause any representative, agent or employee of Entercom to disclose to any third party any portion of the Confidential Information and not to use any portion of the Confidential Information for Entercom's own benefit.


                                  ARTICLE VIII

                                     CLOSING

8.1 CLOSING. Closing shall take place at the time and place agreed to by the parties hereto. In the absence of agreement thereon and except as modified elsewhere herein, the Closing shall take place by mail at l0:00 a.m., Eastern Time on a date selected by Entercom on at least five (5) days prior written notice but not later than, except as set forth below, five (5) business days after the later of: (a) the satisfaction or waiver of each condition to closing contained herein (other than such conditions as can only be satisfied at the Closing); and (b) the expiration of any period of extension for Closing provided elsewhere in this Agreement. If such date falls on a Saturday, Sunday or legal holiday in the State of California, then such Closing shall take place as provided herein on the next business day.

8.2 ADJUSTMENTS. Except as otherwise provided for in the Time Brokerage Agreement, operation of the Assets and the income and expense attributable thereto up to the Adjustment Time shall be for the account of ARS and thereafter for the account of Entercom. Except to the extent governed by the Time Brokerage Agreement, proration between ARS and Entercom of the items mentioned in this section shall be effected as of the Adjustment Time in accordance with the provisions of this section. If the amount of any such items cannot readily be ascertained on the Closing Date, an estimate of the proper proration of such items shall be agreed upon by the parties and the actual proration of such item shall be computed and paid not later than one hundred twenty (120) days from the Closing Date. Such proration shall include, without limitation, the following:

         8.2.1 Except to the extent governed by the Time Brokerage Agreement, ARS shall be entitled to all income or other consideration to be paid on account of all Contracts or Leases, to the extent that such income or other considerations accrue before the Adjustment Time and thereafter Entercom shall be entitled to same.

         8.2.2 All accounts receivable for broadcasts on the Station which occur prior to the earlier of the commencement of the Time Brokerage-Agreement or the Adjustment Time (the "Accounts Receivable") shall belong to ARS and for broadcasts which occur thereafter shall belong to Entercom. Within five (5) days following the earlier of the commencement of the Time Brokerage Agreement or the Closing, ARS shall deliver to Entercom a Schedule of Accounts Receivable of the Station as of the Adjustment Time (the "Schedule of Accounts Receivable"). Entercom agrees to collect for ARS its Accounts Receivable as shown on the Schedule of Accounts Receivable for a period of one hundred twenty ( 120) days following the earlier of the commencement of the Time Brokerage Agreement or the Closing. ARS will at the commencement of the Time Brokerage Agreement or the Closing provide Entercom a power of attorney or other required authorization for the limited purpose of allowing Entercom to endorse and deposit cheeks and other instruments received in payment of such Accounts Receivable. All payments received by Entercom from any customer whose name appears in the Schedule of Accounts Receivable and who is also a customer of Entercom shall be credited as payment of the account or invoice designated by such customer. In the absence of any such designation by the customer, payments shall be first credited to the oldest invoice which is not disputed by said customer. Entercom shall keep accurate records of the payment received by it on such Accounts Receivable and ARS shall have access at reasonable times to Entercom's records to verify such status of the Accounts Receivable. Within thirty (30) days from the end of each Standard Broadcast Month, Entercom shall remit to ARS amounts previously collected by Entercom on such Accounts Receivable, along with a written accounting of same. Any Accounts Receivable that have not been collected within such one hundred twenty (120) day period shall be returned to ARS, together with all records in connection therewith, whereupon ARS may pursue collection thereof in such manner as ARS, in its sole discretion, may determine. Entercom shall not have the right to compromise, settle or adjust the amounts of any such Accounts Receivable without ARS's prior written consent. Except to remit collected Accounts Receivable in accordance herewith, Entercom shall have no liability or obligation to ARS with respect to the collection of ARS's accounts and shall not be obligated to take any action to collect such accounts.

         8.2.3 Rental and other obligations under the Leases and Contracts to be assigned and assumed hereunder including utilities and other cost or expenses payable thereunder.

         8.2.4 General and special state, county, school and municipal taxes and assessments (exclusive of rebates, penalties or interest) on the Property to be conveyed hereunder payable during the fiscal year of the taxing authority in which the Adjustment Time falls and if the amount of any such items may not then be ascertained, an interim adjustment shall be effected on the basis of the corresponding items for the preceding year subject to final adjustment at such time as the relevant information becomes available. The foregoing notwithstanding, ARS shall be responsible for and shall pay any penalties or interest which are assessed and be entitled to recover any rebate or refund on account of any such taxes or amounts which accrue at or before the Adjustment Time, provided that any such penalty or interest or portion thereof which results from any failure by Entercom to perform any of Entercom's obligation under this Agreement after the Closing shall be Entercom's responsibility.

8.3 CLOSING DELIVERIES TO ENTERCOM. At or before the Closing, ARS shall deliver to Entercom the following items and documents in form satisfactory to counsel for Entercom and properly executed, unless Entercom shall waive in whole or in part in writing such delivery and then only to the extent of such waiver:

         8.3.1 Bills of Sale and assignments and other instruments of transfer and conveyance, transferring to Entercom the Property to be sold, transferred or assigned hereunder and the rights and interests under the Leases and Contracts being assigned to Entercom hereunder and estoppel certifications by the other parties to such Leases and those Contracts designated as material contracts on Schedule "4.1.7" that ARS is not then in default under the terms of the Lease or Contract to which such other party is a party.

         8.3.2 An assignment of all right, title and interest of ARS in and to the Authorizations and all pending applications relating to the Station before the Commission.

         8.3.3 All keys to and actual possession of all of the Property, in the same condition as the same now is, except for ordinary wear and tear thereof.

         8.3.4 A certified copy of resolutions of the Board of Directors of ARS duly authorizing the execution, delivery and performance of this Agreement and all documents to be executed and delivered by ARS at the Closing and thereafter.

         8.3.5 A certificate signed by an authorized officer of ARS, to the effect that no act or omission of ARS or state of facts contrary to the agreements, representations and warranties contained herein has been taken or has occurred and that said representations and warranties are true and correct in all material respects as of the Closing Date with the same effect as if made as of the time of Closing.

         8.3.6 The consents of any public authorities or third persons that may be required in connection with the performance of this Agreement.

         8.3.7 Opinions of Michael B. Milsom, General Counsel for ARS, with respect to matters other than Commission related matters and of Dow, Lohnes & Albertson, with respect to Commission related matters, dated as of the date of Closing and in form and substance satisfactory to Entercom to the effect that:

         8.3.7.1 ARS is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of California and any other jurisdiction where such qualification is required;

         8.3.7.2 ARS has the corporate power and authority to execute, deliver and perform this Agreement and to convey, assign, transfer and deliver the Assets pursuant to the terms of this Agreement;

         8.3.7.3 All corporate proceedings required to be taken by ARS to authorize ARS to execute, deliver and perform this Agreement and to convey, assign, transfer and deliver to Entercom the Assets hereunder have been duly and properly taken;

         8.3.7.4 This Agreement and all documents and instruments executed and delivered hereunder by ARS are the legal, valid and binding obligations of ARS and have been validly executed on behalf of ARS and are valid and enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by application of general equitable principles affecting the enforcement of equitable remedies

(including within said equitable remedies, without limitation, the remedy of specific performance).

         8.3.7.5 The execution and delivery by ARS of the Agreement and all documents delivered by ARS pursuant to this Agreement and the sale of the Assets to Entercom will not: (i) constitute a violation of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of ARS; (ii) constitute a violation of any statute, judgment, order, decree or regulation of any court, governmental authority or arbitrator applicable or relating to ARS or the Assets; (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement known to such counsel to which ARS is a party or by which ARS may be bound; or (iv) create any claim, lien, charge or encumbrance on the Station or the Assets pursuant to or as a consequence of any of the foregoing.

         8.3.7.6 All other actions and proceedings required by federal, state and local laws or this Agreement to be taken by ARS at or prior to the Closing in connection with this Agreement and the transactions provided for therein have been duly and validly

         8.3.7.7 Such counsel knows of no claim, legal action, court action, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding pending or threatened against ARS or to which ARS is or would be a party or relating to the Assets or the transactions contemplated by this Agreement which would have an adverse effect on the Station business or on the Assets or on the transfer of the Assets to Entercom..

         8.3.7.8 ARS is the authorized legal holder of the Authorizations. The Authorizations are in full force and effect. To such counsel's knowledge after reasonable investigation: (i) there is not now pending or threatened any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew any of the Authorizations and (ii) there is not then pending or threatened, issued or outstanding by or before the FCC, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or complaint concerning the Station or concerning ARS if such matter could have an adverse effect on the Station or the consummation of the transactions contemplated by this Agreement.

         8.3.7.9 The FCC has granted approval to the assignment of the Authorizations and, if appropriate, such grant has become a Final Order in accordance with the rules and regulations of the FCC, subject to timely notice of consummation of the sale of the Assets and assignment of the Authorizations.

         8.3.8 All books, records, public files, contracts, leases, Commission filings, correspondence, files and other documents relating to and necessary or appropriate to the operation of the Station, excluding however, accounting records relating to ARS's period of ownership (provided Entercom is given copies thereof), minute books and other corporate records of ARS.

         8.3.9 A lease, license or other appropriate agreement or instrument granting Entercom the right to continue after Closing to use the present broadcast and production studio facilities used by the Station in their current operations and in essentially the same manner as currently used. Such use by Entercom shall be without payment of rent or other charges except that Entercom shall pay for its own supplies and telephone service and shall continue for sixty (60) days after the Closing Date and shall include a reasonable time thereafter for the removal for the Station equipment from the ARS studio facilities.

8.4 CLOSING DELIVERIES TO ARS. At the Closing, Entercom and ARS shall instruct the Escrow Agent to deliver to ARS the principal of the Escrow Deposit and Entercom shall pay to ARS balance of the Purchase Price as set forth in Section
2.3.2 and deliver to ARS the following
items and documents in form satisfactory to counsel for ARS and properly executed unless ARS shall waive in whole or part in writing such delivery and then only to the extent of such waiver:

         8.4.1 An opinion of John C. Donlevie, Esq., Entercom's General Counsel, in form and substance satisfactory to ARS to the effect that Entercom is a corporation duly organized, validly existing and in good standing in the State of California, is duly authorized and empowered to enter into all of its undertakings herein provided and is duly qualified to do business in the
Commonwealth of Pennsylvania; that this Agreement and all documents to be executed or delivered hereunder by Entercom at Closing are valid and binding upon Entercom in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by application of general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance); all corporate proceedings required to be taken by Entercom to authorize Entercom to execute, deliver and perform this Agreement have been duly and properly taken; and Entercom's counsel does not know or have any reasonable grounds to know of any violation by Entercom of any of its agreements, representations, warranties, certificates or affidavits contained herein or delivered pursuant hereto which would prevent Entercom from consummating the Closing hereunder. With respect to matters of California law such opinion of Entercom's counsel may be based solely on or may be given by Entercom's California counsel.

         8.4.2 One or more Agreements whereby Entercom assumes and agrees to pay when due any liabilities of ARS specifically assumed by Entercom hereunder, including without limitation, those liabilities accruing after the Adjustment Time with respect to those Leases and Contracts being assumed by Entercom hereunder.

         8.4.3 Certified  copies of the resolutions of the Board of Directors of
Entercom   approving  and  ratifying   this   Agreement  and  all   transactions
contemplated by this Agreement.

         8.4.4 A certificate signed by the President or any Vice President of Entercom to the effect that with respect to any matter which would prevent Entercom from consummating the Closing, no act or omission of Entercom or state of facts contrary to the agreements, representations and warranties contained herein has been taken or has occurred and that said representations are true and correct as of the Closing Date with the same force and effect as if made as of the time of Closing.

8.5 COVENANTS OF FURTHER ASSURANCES. At and after the time of Closing, upon request of Entercom, ARS shall take such action and deliver to Entercom such further instruments of assignment, conveyance or transfer or other documents of further assurance as in the opinion of counsel for Entercom may be reasonably necessary to evidence the full and effective transfer, conveyance and assignment of the Assets and possession thereof to Entercom, its successors and assigns, and to assure complete performance of this Agreement by ARS in all respects.

8.6 DAMAGE TO PROPERTY. If, at the time of Closing, the tangible personal property to be sold hereunder shall have suffered loss or damage to an extent that affects the value thereof and ARS shall not have repaired, replaced or restored same with property of like kind, quality and value, Entercom shall have the right at its election to (i) complete the purchase and Closing, in which event it shall be entitled to a reduction in the Purchase Price equal to the greater of the amount necessary to repair, replace or restore such damaged property with property of like kind, quality and value or the amount of any and all insurance proceeds available to ARS, if any, collectible by reason of such loss or damage, (ii) postpone closing until such time as ARS shall have so repaired, replaced or restored such property, provided that if such postponement exceeds ninety (90) days then Entercom shall have the right to terminate this Agreement in accordance with Article IX hereof.

8.7 TAXES ON TRANSACTION. All sales, purchase, transfer, use or documentary taxes, if any, payable by reason of this Agreement or any of the transactions contemplated hereby or the sale, transfer or delivery of any of the Assets to Entercom whether or not imposed on ARS, shall be paid and borne by ARS, either directly or by reimbursement to the Entercom and ARS shall indemnify and hold Entercom harmless with respect to the above taxes and any expenses incurred by the Entercom relating to same.


                                   ARTICLE IX

                    TERMINATION. DEFAULT AND INDEMNIFICATION

9.1 TERMINATION BY REASON OTHER THAN DEFAULT. This Agreement may be terminated by a party hereto not then in default hereunder upon written notice to the other party if:

         9.1.1 Events occur which give rise to a specific right hereunder to terminate this Agreement by the party seeking to terminate; or

         9.1.2 Any material condition set forth herein to the obligation of the party seeking to terminate this Agreement to complete the transaction has not been satisfied or complied with by the Closing Date and has not been waived by the party seeking to terminate.

9.2 EFFECT OF TERMINATION BY REASON OTHER THAN DEFAULT. If this Agreement is duly terminated by either party as provided in Section 9.1, then all obligations of either party to the other shall cease and terminate the Escrow Deposit and all interest accrued thereon shall be returned to Entercom and both parties shall be fully and finally released herefrom.

9.3  DEFAULT.  The following shall constitute a default hereunder:

         9.3.1 If any of the representations or warranties of a party contained herein is inaccurate or breached in any material respect; or

         9.3.2 If any of the obligations to be performed hereunder by a party hereto is not performed during the period or at or before the time specified herein for such performance.

9.4 ARS'S REMEDY. In the event Entercom is obligated to complete Closing hereunder and defaults in such obligation which default is not waived by ARS, ARS's sole remedy shall be to receive payment of the principal sum of the Escrow Deposit as liquidated damages in full and final settlement of all claims under this Agreement and there shall be no other or further obligations, liabilities or remedies of the parties hereunder. In the event Closing occurs hereunder, ARS's remedy for any default by Entercom shall be indemnification pursuant to
Section 9.7 hereof.

9.5 ENTERCOM'S REMEDIES. In the event of a default by ARS hereunder which is not waived by Entercom, Entercom shall have the following remedies:

         9.5.1 Entercom may by written notice to ARS terminate this Agreement in which event Entercom shall be entitled to return of all deposit monies paid hereunder and any interest thereon and shall also be entitled to recover from ARS any damages Entercom sustained as a result of the default by ARS hereunder.

         9.5.2 Entercom may seek specific performance by ARS of ARS's obligations hereunder and shall also be entitled to any other remedy available at law or in equity, including without limitation the recovery of any damages incurred by Entercom as a result of the default by ARS hereunder. ARS covenants that under such circumstances, it shall not assert in defense of an action seeking specific performance of this Agreement in favor of Entercom that Entercom has available adequate remedies at Law.

         9.5.3 In the event Closing occurs hereunder, Entercom's remedy for any default by ARS shall be indemnification pursuant to Section 9.7 hereof.

9.6 LIQUIDATED DAMAGES NOT A PENALTY. With respect to the liquidated damages provided for in Section 9.4 hereof, ARS and Entercom hereby acknowledge and agree that the damage that may be suffered by either party in the event of a default by the other party hereunder is not readily ascertainable and that such liquidated damages as of the date hereof are a reasonable estimate of such damages and are intended to compensate ARS for any such damage and are not to be construed as a penalty.

9.7 INDEMNIFICATION.

         9.7.1 By ARS. ARS shall indemnify, defend and hold Entercom and its officers, directors, employees and affiliates harmless from, against and with respect to any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorney's fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (a "Loss") incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:
                  (a) any breach of any of the representations or warranties made by ARS in or pursuant to this Agreement, or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                  (b) any failure by ARS to perform or observe, or to have performed or observed, in full, any covenant or agreement to be performed or observed by it pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of it in connection with the Closing hereunder;

                  (c) any and all obligations of ARS, except for obligations to be assumed or retained by Entercom under the terms of this Agreement; or

                  (d) ARS's operation or ownership of the Assets prior to the Adjustment Time, including any and all obligations and liabilities arising under the Authorizations or the Contracts and Leases which accrue or relate to a period of time prior to the Adjustment Time; or

         9.7.2 By Entercom. If Closing does not occur due to a default by Entercom in its obligation to complete such Closing hereunder, ARS's remedy shall be liquidated damages pursuant to Section 9.4 hereof. Provided Closing occurs hereunder, Entercom shall indemnify, defend and hold ARS and its officers, directors, employees and affiliates harmless from, against and with respect to any Loss (as defined in Section 9.7.1) incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                  (a) any breach of any of the representations or warranties made by Entercom in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing hereunder;

                  (b) any failure by Entercom to perform or observe, or to have performed or observed, in full, any covenant or agreement to be performed or observed by it pursuant to this Agreement or in any agreement, document or instrument executed and delivered by or on behalf of it in connection with the Closing hereunder; or

                  (c) any and all obligations of Entercom except for obligations to be assumed or retained by ARS under the terms of this Agreement; or

                  (d) Entercom's operation or ownership of the Assets after the Adjustment Time, including any and all liabilities arising under the Authorizations or the Contracts assumed by Entercom and Leases assumed by Entercom which accrue after the Adjustment Time or which relate to or arise out of events occurring after the Adjustment Time.

         9.7.3 Procedures. Any party seeking indemnification under this Agreement (the "Indemnified Party") shall give the party from who indemnification is sought (the "Indemnifying Party") written notice of any claim or the commencement of any action or proceeding from which the Indemnified Party seek indemnification, and the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, unless injunctive relief is sought against the Indemnified Party in which case the Indemnified Party shall have the right to join in any defense. The Indemnified Party's failure to five the Indemnifying Party notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party except to the extent that the Indemnified Party's failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. The Indemnifying Party shall not settle any claim for which the Indemnified Party seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of the Indemnified Party from all liability in respect of such claim or litigation. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, or if injunctive relief is sought against the Indemnified Party, the Indemnified Party may defend against or settle such claim or litigation in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse the Indemnified Part for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and for all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 EXPENSES OF THE PARTIES. Except as otherwise provided herein, all expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith and in connection with applications to the Commission hereunder, shall be borne solely by the party who shall have incurred the same, and the other party shall have no liability in respect thereof. The foregoing notwithstanding, the parties agree to pay in equal shares any filing fees of the Commission relating to the filing of the Applications and the filing fees under the HSR Act.

10.2 BROKERS. Each party hereto represents and warrants to the other party hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party will have any liability, and each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect to any such obligation or liability based in any way on any agreement, arrangement or understanding claimed to have been made by such party with any third party.

10.3 SURVIVAL OF ARS'S COVENANTS REPRESENTATIONS AND WARRANTIES. The provisions hereof which by their terms are to be performed and observed after the Closing Date and the several representations, warranties, indemnities and agreements of the ARS herein contained shall survive the Closing Date hereunder and shall remain effective and unaltered or unimpaired by any investigation that may have been or may be made at any time prior to Closing by or on behalf of the Entercom.

10.4 AMENDMENT AND WAIVER. This Agreement cannot be changed or terminated orally. Any amendment of modification hereof must be in writing signed by the party against whom enforcement is sought. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged with such waiver or consent.

10.5 EFFECT OF THIS AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, arrangements or understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement, and neither party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not embodied herein unless same shall have been made subsequent hereto, shall be in writing and shall be signed by the party to be charged therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10.6 HEADINGS. The article or section headings of this Agreement are for convenience of reference only and do not form a part of and do not in any way modify, interpret or construe the intention of the parties.

10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts shall be construed as one and the same instrument.

10.8 GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of California.

10.9 NOTICES. Any notice, report, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:

If to ARS:                 Steven B.  Dodge, President & CEO
                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA 02116-5749
                           Telecopy Number: (617) 375-7575

with a copy to:            Michael B.  Milsom, Esq.
                           American Radio Systems Corporation
                           116 Huntington Avenue
                           Boston, MA 02116-5749
                           Telecopy Number: (617) 375-7575

If to Entercom:            Joseph M.  Field, President
                           Entertainment Communications, Inc.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Telecopy Number 610-660-5620

with a copy to:            John C.  Donlevie, Esq.
                           Entertainment Communications, Inc.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Telecopy Number 610-660-5641


The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail, or
(iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Either par~ may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this section.


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10.10  STATION  EMPLOYEES.  ARS  agrees  that for a period of one year after the
Closing neither it nor any successor or assignee will employ, offer employment to or counsel others to offer employment to any current employee of the Station that Entercom employs after the Closing.

10.11 SECTION 1031 ASSET EXCHANGE. It is the intent of the parties that the exchange of assets contemplated by this Agreement will to the maximum extent possible qualify as like-kind exchanges pursuant to Section 103 l of the Code with Entercom exchanging portions of the Pittsburgh Assets and Minneapolis Assets for the Assets. In keeping with that intention it is expressly acknowledged that Entercom may, at or prior to Closing, assign its rights under this Agreement to a Qualified Intermediary subject to all of such party's rights and obligations hereunder and shall promptly provide written notice of such assignment to ARS hereto. All parties shall cooperate with all reasonable requests of the Qualified Intermediary in arranging and effecting this exchange and any additional exchange as one which qualified under Section 103 l of the Code. Without limiting the generality of the foregoing, if Entercom has given notice of its intention to effect an exchange using a Qualified Intermediary, ARS shall (i) promptly provide Entercom with written acknowledgment of such notice and (ii) at Closing, if requested, deliver the Assets and all other deliveries required at Closing to the Qualified Intermediary rather than to Entercom (which delivery shall discharge the obligation of ARS to make delivery for the Assets hereunder). An assignment to a Qualified Intermediary will not relieve Entercom of any of its duties or obligations hereunder. In addition, in order to accomplish such exchange, Entercom may delay the Closing beyond the date Closing would occur under Section "8.1" of this Agreement to a date which is not more than five (5) business days after the consummation of the closings under the Pittsburgh Agreements, but no later than June 2, l 997, in order to


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coordinate  the timing of the Closing  with the timing of the  closings  for the divestiture of the Pittsburgh Assets and the Minneapolis Assets.

10.12 CALL SIGN. ARS agrees that the call sign KXOA and any intellectual property rights relating thereto are part of the Assets to be transferred to Entercom hereunder. At Closing ARS will assign all of its rights to such call sign and related intellectual property rights and ARS will obtain other call sign for KXOA(AM) at the time of Closing or as soon as practical thereafter. Thereafter ARS will not use the KXOA call sign and related intellectual property in connection with such AM station.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized corporate officers and their respective corporate seals thereunto affixed on this the day and date first written above.

                                            ARS:

                                            AMERICAN RADIO SYSTEMS CORPORATION


                                            By:_______________________________

                                            Title:____________________________



                                            ENTERCOM:

                                            ENTERTAINMENT COMMUNICATIONS, INC.


                                            By:_______________________________

                                            Title:____________________________


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